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Exhibit for 77D

    RIVERSOURCE PORTFOLIO BUILDER CONSERVATIVE FUND
    At a Board of Directors meeting held on July 13, 2006 it was resolved that the Fund be permitted to invest up to 5% of its assets in alternative investment strategies.

     At a Board of Directors meeting held on September 13-14, 2006 it was resolved that the non-fundamental investment policy that limits investments in securities of investment companies shall be and hereby is eliminated.

     RIVERSOURCE PORTFOLIO BUILDER MODERATE CONSERVATIVE FUND
     At a Board of Directors meeting held on July 13, 2006 it was resolved that the Fund be permitted to invest up to 5% of its assets in alternative investment strategies.

     At a Board of Directors meeting held on September 13-14, 2006 it was resolved that the non-fundamental investment policy that limits investments in securities of investment companies shall be and hereby is eliminated.

     RIVERSOURCE PORTFOLIO BUILDER MODERATE FUND
     At a Board of Directors meeting held on July 13, 2006 it was resolved that the Fund be permitted to invest up to 5% of its assets in alternative investment strategies.

     At a Board of Directors meeting held on September 13-14, 2006 it was resolved that the non-fundamental investment policy that limits investments in securities of investment companies shall be and hereby is eliminated.

     RIVERSOURCE PORTFOLIO BUILDER MODERATE AGGRESSIVE FUND
     At a Board of Directors meeting held on July 13, 2006 it was resolved that the Fund be permitted to invest up to 5% of its assets in alternative investment strategies.

     At a Board of Directors meeting held on September 13-14, 2006 it was resolved that the non-fundamental investment policy that limits investments in securities of investment companies shall be and hereby is eliminated.

     RIVERSOURCE PORTFOLIO BUILDER AGGRESSIVE FUND
     At a Board of Directors meeting held on July 13, 2006, it was resolved that the Fund be permitted to invest up to 5% of its assets in alternative investment strategies.

     At a Board of Directors meeting held on September 13-14, 2006 it was resolved that the non-fundamental investment policy that limits investments in securities of investment companies shall be and hereby is eliminated.

     RIVERSOURCE PORTFOLIO BUILDER TOTAL EQUITY FUND
     At a Board of Directors meeting held on July 13, 2006 it was resolved that the Fund be permitted to invest up to 5% of its assets in alternative investment strategies.

     At a Board of Directors meeting held on September 13-14, 2006 it was resolved that the non-fundamental investment policy that limits investments in securities of investment companies shall be and hereby is eliminated.

     RIVERSOURCE S&P 500 INDEX FUND
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     At a Board of Directors meeting held on September 13-14, 2006 it was resolved that the non-fundamental investment policy that limits investments in securities of investment companies shall be and hereby is eliminated.

     RIVERSOURCE SMALL COMPANY INDEX FUND
     At a Board of Directors meeting held on September 13-14, 2006 it was resolved that the non-fundamental investment policy that limits investments in securities of investment companies shall be and hereby is eliminated.

At a Board of Directors meeting held on November 8-9, 2006 it was resolved that the Board hereby adopts the 80% Common Stock Policy ...[80% Common Stock
Policy: The Fund is a diversified mutual fund that, under normal market conditions, will invest at least 80% of its net assets in common stocks of companies in the Standard & Poor's Small Cap 600 Index (S&P SmallCap 600 Index
or the Index)....The Fund will provide shareholders with at least 60 days'
notice of any change in the 80% policy.] and hereby authorizes the officers of the Fund to take such steps as are necessary to amend the Fund's prospectus to reflect the adopted policy.